As filed with the Securities and Exchange Commission on August 14,
1997
                                        Registration No. 33-57790

                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1
                            TO FORM S-3

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                HARLEYSVILLE  NATIONAL  CORPORATION
      (Exact name of Registrant as specified in its charter)

        Pennsylvania                                22-2210237
-------------------------------                 ------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                  Identification No.)

Harleysville National Corporation              Walter E. Daller, Jr.
       483 Main Street                          President and Chief
     Post Office Box 195                        Executive Officer
Harleysville, Pennsylvania 19483              HARLEYSVILLE NATIONAL
       (215) 256-8851                              CORPORATION
                                                 483 Main Street
                                               Post Office Box 195
                                       Harleysville, Pennsylvania 19483
                                                (215) 256-8851
----------------------------           --------------------------------
(Address, including ZIP Code,            (Name, address, including
and telephone number, including           ZIP Code, and telephone
area code, of registrant's             number, including area code,
principal executive offices)               of agent for service)

                           With a Copy to:
                   Nicholas Bybel, Jr., Esquire
                       SHUMAKER WILLIAMS, P.C.
                   Post Office Box 88, Harrisburg,
                        Pennsylvania 17108
                           (717) 763-1121

     Approximate date of commencement of the proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           PROSPECTUS

               HARLEYSVILLE NATIONAL CORPORATION
                      AMENDED AND RESTATED
                    DIVIDEND REINVESTMENT AND
                       STOCK PURCHASE PLAN
                      ______________________

                      SHARES OF COMMON STOCK
                          PAR VALUE $1.00
                      ______________________

     The Amended and Restated Dividend Reinvestment and Stock
Purchase Plan (the "Plan") of Harleysville National Corporation
(the "Corporation") designates a new Plan Administrator.

     The Plan offers the holders of common stock, par value $1.00 per share (the "Common Stock"), of Harleysville National Corporation (the "Corporation") an opportunity to automatically reinvest their dividends in shares of Common Stock. This Plan also provides each shareholder participating in the Plan with a convenient and economical way to voluntarily purchase additional shares of Common Stock within the limitations provided in the Plan.

     Under the terms of the Plan, as adopted on December 31, 1992, and as amended on July 10, 1997, the Corporation is authorized to sell up to 578,813 shares of Common Stock (originally 250,000 common shares, which shares were subject to adjustment for stock dividends and stock splits.) Approximately 144,382 shares were purchased prior to July 1, 1997. This Prospectus relates to the approximately 434,431 shares remaining and authorized for issuance under the Plan.

     Shares acquired for the Plan are purchased in the open market, in negotiated transactions, or from the Corporation. The purchase price of shares purchased from the Corporation is the fair market value per share, as defined, on the date of purchase. The purchase price of shares purchased in the open market or in negotiated transactions is the price paid for the shares, excluding all fees, brokerage commissions and expenses. All fractional shares allocated to participants are allocated based upon the same price paid for whole shares purchased for that investment period. Shareholders who do not elect to participate in the Plan receive dividends, as declared and paid, by check or advice of credit to their account.

     Dividends, if and when declared, are reinvested, and shareholders may participate with respect to all or any portion of their Common Stock. Voluntary cash payments may not be less than $100 per payment or total more than $5,000 per quarter. To purchase shares, voluntary cash payments must be received no earlier than 30 days or less than two business days prior to the corresponding dividend payment date.

     Complete details of the Plan are provided in this Prospectus in an easy to understand question and answer format. You are encouraged to read it carefully. If you have any additional questions, please call the Plan Administrator at 1-800-278-4353.

     We recommend that you retain this Prospectus for future reference.

     An investment in Common Stock held in the Plan account has the same market risks as an investment in Common Stock held in certificate form. Participants bear the risk of loss (and receive benefit of gain) occurring by reason of fluctuations in the market price of the Common Stock held in the Plan account.
                      ______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                      ______________________

            The date of this Prospectus is August 14, 1997.

                       AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section of the Commission at Judicial Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C., as well as the following Regional Offices of the
Commission: Chicago Regional Office, 219 South Dearborn Street, Chicago, Illinois 60604; and New York Regional Office, 26 Federal Plaza, New York, New York 10278. Copies of such materials may also be obtained from the Public Reference Section of the Commission at its Washington address, by mail at prescribed rates. In addition, this information may be obtained from the Internet at the Securities and Exchange Commission's public web site: http://www.sec.gov.

     This Prospectus constitutes a part of a Registration Statement filed by the Corporation with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, and if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities to which this Prospectus relates in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither delivery of this Prospectus nor any sale of securities to which this

Prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs or condition of the Corporation since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Prospectus the following documents filed by the Corporation with the Commission (Periodic Report File No. 0-15237):

     (a)  Annual report on Form 10-K for the year ended December
          31, 1996;

     (b)  Quarterly Report on Form 10-Q for the quarter ended
          March 31, 1997;

     (c)  Quarterly Report on Form 10-Q for the quarter ended
          June 30, 1997; and

     (d) The description of the Common Stock that appears at pages 39-44 of the Prospectus, which forms a part of the Corporation's Registration Statement No. 33-46788
on
          Form S-4, filed with the Commission on April 3, 1992.

     All reports filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge a copy of any or all of the documents mentioned above (other than exhibits to such documents) to each person receiving this Prospectus who requests them. Requests for such copies should be addressed to:

                Attention:  Corporate Secretary
                Harleysville National Corporation
                483 Main Street
                Harleysville, PA  19438

                     THE CORPORATION

     Harleysville National Corporation, a Pennsylvania business corporation, is a bank holding company registered with and supervised by the Board of Governors of the Federal Reserve System. The Corporation was formed in 1982 to be the holding company of Harleysville National Bank and Trust Company ("Harleysville National"). Harleysville National now serves Montgomery, Bucks, Chester, Carbon and Wayne Counties. As used herein, the "Corporation" refers to Harleysville National Corporation and its subsidiaries.

     On February 13, 1991, the Corporation acquired The Citizens
National Bank of Lansford ("Citizens National"), as its second banking subsidiary.

     On June 1, 1992, the Corporation acquired Summit Hill Trust Company in Carbon County, and subsequently merged Summit Hill Trust Company into Citizens National on September 25, 1992. On July 1, 1994, the Corporation acquired Security National Bank (Security National) as a third subsidiary, and on March 1, 1996, it acquired Farmers and Merchants Bank which was subsequently merged into Citizens National.

     Harleysville National and Citizens National are full-service commercial banks with trust powers. Harleysville National, Citizens National and Security National Bank provide a wide range of banking and financial services to individuals and small to medium-sized businesses.

     The principal executive offices of the Corporation are located at 483 Main Street, Harleysville, Pennsylvania 19438.

     The Corporation's Board of Directors amended the Plan on
July 10, 1997, to provide for a new Plan Administrator. The amendment to the Plan is effective only after the filing of this Amendment No. 1.


             EXPLANATION OF THE DIVIDEND REINVESTMENT
                    AND STOCK PURCHASE PLAN

     The following, in a question and answer format, constitutes the Harleysville National Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan (the "Plan"). Those holders of the Corporation's Common Stock who do not participate in the Plan continue to receive cash dividends by check or advice of credit to their account, as the case may be, if and when declared.

1.   What is the purpose of the Plan?

     The Plan provides participating record holders ("Participants") of the Corporation's Common Stock with an attractive and convenient method of investing cash dividends and voluntary cash payments in additional shares of Common Stock. To the extent that the additional shares are purchased directly from the Corporation under the Plan, the Corporation receives additional funds for its general corporate purposes. (See "USE OF PROCEEDS".) Each Participant should recognize that neither the Corporation nor the Plan Administrator (See No. 3, below) can provide any assurance that shares purchased under the Plan will, at any particular time, be worth more or less than their purchase price.

2.   What are the advantages of the Plan?

     * Participants may have the cash dividends on shares of Common Stock credited to their Plan Account automatically reinvested in additional shares of Common
          Stock, without payment of any service charges or brokerage commissions.

     * Participants also may invest in additional shares of Common Stock by making voluntary cash payments, within specified limits, without payment of any service charges or brokerage commissions.

     * Participants obtain full investment use of funds, because the Plan provides for fractional shares as well as whole shares to be credited to Participants' accounts. Fractional shares earn dividends just like whole shares when held in the Plan account. (See No. 12, below.)

     * Participants may avoid cumbersome safekeeping and record keeping costs through the free custodial and reporting services furnished pursuant to the Plan. Shares are held in "Book Entry" form and regular statements of account are provided by the Plan Administrator. (See No. 17, below.)

     * Participants benefit because the Corporation pays all the administrative costs of the Plan. (See No. 13, below.)

3.   Who administers the Plan for Participants?

     American Stock Transfer & and Trust Company administers the Plan (the "Plan Administrator"). The Plan Administrator sends periodic statements of account to Participants and performs other administrative duties relating to the Plan. Shares purchased for a Participant under the Plan are held by the Plan Administrator and registered in its name. (See No. 26, below.)

     Any notices, questions or other communications relating to the Plan should include the Participant's account number and tax identification number and should be addressed to:

                    American Stock Transfer & Trust Company
                    ATTN: Dividend Reinvestment Department
                    Harleysville National Corporation, Plan
                    Administrator
                    40 Wall Street
                    New York, NY 10005

     Participants who have questions regarding the Plan also may contact the Plan Administrator by telephoning 1-800-278-4353.

PARTICIPATION

4.   Who is eligible to participate in the Plan?

     Generally, record holders of Common Stock of the Corporation are eligible to participate in the Plan. However, the Corporation may refuse to offer the Plan to certain shareholders of the Corporation, including but not limited to: 1) those shareholders who are residents of a state that may require registration, qualification or exemption of the Common Stock to be issued under the Plan, or require registration or qualification of the Corporation or any of its officers or employees as a broker-dealer, a salesman or an agent, where the Plan Administrator determines, in its sole discretion, that the number of shareholders or the number of shares held does not justify the expense that the Corporation may incur in the state; and 2) those shareholders whose shares are registered in the name of a nominee, such as a brokerage firm or securities depository.

     Subject to the limitations in the paragraph immediately above, and without limiting the generality of this statement, Participants in the Plan may make voluntary cash payments of not less than $100 per payment or more than $5,000 per quarter. (See No. 14 through No. 16, below.)

5. How does an eligible shareholder become a participant in the Plan?

     Any eligible shareholder may join the Plan at any time by completing and signing the authorization form included with the Prospectus ("Authorization Form") and returning it to the Plan Administrator. Additional authorization forms may be obtained at any time from the Plan Administrator. A properly completed Authorization Form must be received at least five (5) business days before a dividend record date in order for the dividends payable to shareholders of record on that date to be reinvested in the Corporation's Common Stock under the Plan.

     Historically, dividends declared on the Common Stock have been paid on the last day of the months of March, June, September and December, and the record date for each such dividend has been the third Friday of the months of March, June, September and December. The Corporation's Board of Directors reserves the right to change dividend record and payment dates, if and when dividends are declared.

6. Does a shareholder have to authorize dividend reinvestment on a minimum number of shares?

     No. There are no minimum share requirements. Record holders of Common Stock may arrange to have the dividends on all or any portion of their shares reinvested under the Plan by submitting written instructions as to the number of shares that are subject to the Plan, together with a completed Authorization Form, to the Plan Administrator. There is no extra charge to the shareholder for choosing partial participation in the Plan. (See Nos. 4 and 7.)

7. May a Participant change the number of shares subject to the Plan?

     Yes. A Participant may change the number of shares subject to the Plan at any time by submitting a written request to the Plan Administrator. The change will be effective with respect to the first dividend payment after the Plan Administrator receives the notice of change, provided that the notice of change is received at least five (5) business days before a dividend record date. A notification received less than five (5) business days prior to a dividend record date will be effective after dividends paid for that record date are reinvested and the shares acquired are credited to the Participant's account.

PURCHASES

8.   How are shares of Common Stock acquired under the Plan?

     Cash dividends payable on the Corporation's Common Stock held by Participants are paid to the Plan Administrator. The dividends paid to the Plan Administrator do not include any applicable taxes withheld by the Corporation. The Plan Administrator pools the cash dividends and, with respect to shares to be purchased in the open market, transfers them to an independent purchasing agent (the "Plan Purchasing Agent"), selected by the Plan Administrator. The Plan Purchasing Agent may be a broker-dealer registered under the Securities Exchange Act of 1934 or may be a bank as defined under Section 3(a)(6) of the Securities Exchange Act of 1934, as amended. Except for the transfer of funds to the Plan Purchasing Agent, the Corporation and the Plan Administrator do not influence the manner, method, price or timing of share acquisitions purchased for the Plan.
The Plan Purchasing Agent uses the cash dividends to purchase shares of the Corporation's Common Stock in the open market for Participants' accounts. Alternatively, the Plan Administrator, if so directed by the Corporation, may acquire shares directly from the Corporation or pursuant to negotiated transactions. A combination of the foregoing methods may be used. Shares purchased from the Corporation are authorized but unissued shares of Common Stock. In any event, each Participant's account is credited with a pro rata share of the purchased shares.

     Voluntary cash payments, received by the Plan Administrator, are pooled with cash dividends, and shares of Common Stock are acquired in the manner described in the paragraph immediately above.

9.   When may shares of Common Stock be purchased under the Plan?

     Cash dividends and voluntary cash payments are used to purchase Common Stock as soon as reasonably possible after the applicable dividend payment date, and in no event more than thirty (30) days after the applicable dividend date. The date on which dividends are reinvested and/or voluntary cash payments are invested is hereinafter referred to as the "Investment Date."

     Voluntary cash payments will be invested once each quarter on the Investment Date. NO INTEREST WILL BE PAID ON VOLUNTARY CASH PAYMENTS HELD BY THE PLAN ADMINISTRATOR PENDING INVESTMENT. Accordingly, Participants are strongly encouraged to submit voluntary cash payments to the Plan Administrator as close to, but no later than, two business days before the dividend payment date.

     Purchases of Common Stock in the open market or in negotiated transactions may occur over one or more trading days.

10. At what price are shares of Common Stock purchased under the Plan?

     The purchase price for shares of Common Stock acquired in the open market or in negotiated transactions is the pro rata share of the prices actually paid for the shares (excluding brokerage commissions, if any). For shares of Common Stock purchased from the Corporation, the purchase price is the fair market value of the Common Stock at the applicable Investment Date.

     The fair market value of the Common Stock is the average of the lowest bid and asked prices per share for the ten (10) trading days immediately preceding the Investment Date as reported by one or more brokerage firms, who make a market in the Corporation's Common Stock and who are selected by the Plan
Administrator.

     Fractional shares allocated to Participants are allocated at the price paid for whole shares purchased for the Investment
Period.

11. How many shares of Common Stock are purchased for Participants?

     The number of shares purchased for each Participant depends upon the amount of dividends to be reinvested and the amount of voluntary cash payments, if any, to be credited to the Participant's account, as well as, the purchase price of the Common Stock at the Investment Date (See No. 10 above). Each Participant's account is credited with that number of shares, including any fractional interest computed to three (3) decimal places, equal to the total amount invested divided by the applicable purchase price, as described in No. 10, above.

12. May dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

     Yes. If and when the Corporation declares dividends, the Plan Administrator credits each Participant's account with such dividends and all such dividends are, unless the Participant directs otherwise (See No. 19, below), automatically reinvested in additional shares of Common Stock, thereby compounding the Participant's investment. Fractional shares held under the Plan for a Participant's account receive dividends in the same manner as a whole share, but in proportion to the size of the fractional share.

COSTS

13. Are there any expenses to Participants in connection with purchases under the Plan?

     No. Participants are not obligated to pay any brokerage commissions or other charges with respect to purchases under the Plan.

     Participants who request that the Plan Administrator sell shares of Common Stock held in the Participant's Plan account incur a $3.00 service fee in addition to any brokerage fees incurred in connection with the sale. The Corporation pays all other costs of Plan administration.

VOLUNTARY CASH PAYMENTS

14.  Who is eligible to make voluntary cash payments?

     All record holders of Common Stock, who elect to have dividends reinvested in accordance with the Plan provisions, may also elect to make voluntary cash payments.

15.  What are the limitations on voluntary cash payments?

     Voluntary cash payments received by the Plan Administrator more than 30 days or less than two business days prior to a dividend payment date will be returned to the Participant.

     Third party checks, checks not drawn on a United States bank or not payable in United States dollars or checks sent without an Authorization Form, a cash payment form, or other instructions will also be returned to the Participant.

     Voluntary cash payments may not be less than $100 or more than $5,000 per quarter. The Corporation reserves the right, in its sole discretion, to determine whether voluntary cash payments are made on behalf of an eligible Participant.

16.  How does the voluntary cash payment option work?

     A Participant makes a voluntary cash payment by enclosing a check or money order with an executed Authorization Form (for new Participants) or by forwarding a check or money order to the Plan Administrator with the payment form that accompanies each statement of account. Checks and money orders should be made payable to "American Stock Transfer & Trust Company, Plan Administrator" and should include the Participant's account number and taxpayer identification number. Additional payment forms may be obtained from the Plan Administrator.

     Voluntary cash payments received by the Plan Administrator within the prescribed period (See Nos. 9 and 15, above) are applied to the purchase of shares of Common Stock on the following Investment Date at a price determined in accordance with provisions of the Plan (See No. 8 through No. 12, above.) No interest is paid on voluntary cash payments held by the Plan Administrator prior to the Investment Date.

REPORTS TO PARTICIPANTS

17.  What type of reports are sent to Plan Participants?

     The Plan Administrator maintains a separate account for each Participant. Each Plan Participant receives a statement of account subsequent to each dividend payment date, which sets forth the cash dividends and voluntary cash payments received, the number of shares purchased, the price per share and the total shares accumulated under the Plan. These statements provide a continuing record of the dates and cost of purchases, on a quarterly basis, and should be retained for income tax purposes. In addition, each Participant receives the Corporation's annual and quarterly reports to shareholders, notices of shareholder meetings, proxy statements, and Internal Revenue Service information for reporting dividends paid and commission expenses paid, if any, on their behalf.

CERTIFICATES FOR SHARES

18. Are certificates issued for shares of Common Stock purchased under the Plan?

     Generally not. The custodial, or "Book Entry" method of holding shares is a safekeeping feature that protects against loss, theft, or destruction of stock certificates. It is also a more economical way for the Plan Administrator to administer the Plan. Certificates for shares purchased for a Participant's account under the Plan are not issued unless a Participant withdraws shares from participation in the Plan.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

19. How may a Participant withdraw shares purchased under the Plan?

     A Participant may withdraw from further participation in the Plan, all or a portion of the whole shares of Common Stock credited to the Participant's account by completing a "Withdrawal Notification Form," specifying the number of shares to be withdrawn and forwarding the form to the Plan Administrator at the address shown in No. 3, above. A certificate for the whole shares of Common Stock withdrawn from the Plan is issued in the name of the Participant. Dividends are no longer reinvested for withdrawn shares. Notices of withdrawal received from Plan Participants less than five (5) business days before a dividend payment date are not effective until the dividends paid on that payment date have been reinvested and the shares credited to the Participant's account.

20.  May a Participant elect to have withdrawn shares sold?

     Yes. A Participant may request that the Plan Administrator sell shares withdrawn from a Plan account. A sell order received from a Participant less than five (5) business days before a dividend record date is not effective until the Participant's dividends paid on that date are reinvested and the shares credited to the Participant's account. Participants should specify in their Withdrawal Notification Form the number of shares to be sold. (See No. 19, above.)

     The Plan Administrator assists only in the sale of a minimum of 100 shares or in round lots of 100 shares, unless the Participant is discontinuing all participation in the Plan. The Plan Administrator directs the Plan Purchasing Agent: (i) to execute a sell order providing for the sale of such shares within thirty (30) days of receipt of the notice, and (ii) to deliver to the Participant a check for the proceeds of the sale, less any brokerage commissions, the $3.00 service fee, applicable withholding taxes, and applicable transfer taxes incurred in connection with the sale. A sell order must be signed by all persons in whose names the account appears and each individual's signature must be guaranteed.

     The Plan Administrator liquidates fractional interests withdrawn at the current market value of the Common Stock and issues a check for the proceeds. In no event will the Plan Administrator issue certificates for fractional shares.

     The Plan Administrator treats a Participant who withdraws all of the whole and fractional shares as terminating participation in the Plan.

DISCONTINUATION OF DIVIDEND REINVESTMENT

21. How does a Participant discontinue participation under the Plan?

     A Participant may terminate participation in the Plan, at any time, by sending written notice of termination to the Plan Administrator. When a Participant terminates participation in the Plan, the Plan Administrator will deliver to the Participant:
(i) a certificate, representing whole shares credited to the Participant's Plan account, and (ii) a check, representing any
uninvested dividends   and the value of any fractional shares
based on the current market value per share of the Corporation's Common Stock. Notice of termination received less than five (5) business days prior to a dividend record date is not effective until dividends paid for that record date are reinvested and the shares credited to the Participant's account. (See No. 19, above.) A Participant who elects to discontinue participation is not eligible thereafter to make voluntary cash payments under the Plan.

22. May a Participant request the sale of shares when terminating participation?

     Yes. The request should be in writing and must specify the number of shares to be sold. The request must be signed by each person in whose name the Plan account appears and each individual's signature must be guaranteed. On receipt of a properly completed request, the Plan Administrator will direct the Plan Purchasing Agent to proceed in the manner set forth in No. 20, above. The Participant will receive a check in lieu of any fractional share based on the current market value of the Corporation's Common Stock.

FEDERAL INCOME TAX INFORMATION

23. What are the federal income tax consequences of participation in the Plan?

     For federal income tax purposes, a Participant is treated as receiving, on the dividend payment date, the full amount of dividends allocable to the Participant, regardless of whether the dividends are paid in cash, withheld for the payment of taxes, or invested in additional shares of Common Stock pursuant to the Plan. In addition, the Participant is deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the Participant's behalf. The per share tax basis of shares acquired for a Participant is the price per share reported on the periodic statement of account supplied to each Participant, adjusted to include the amount of brokerage commissions paid on behalf of the Participant, and as reported to the Internal Revenue Service.

     The holding period for shares acquired pursuant to the Plan begins on the day after the date the shares are acquired for a Participant's account. When a Participant is subject to federal income tax withholding on dividends, and when foreign Participants' taxable income under the Plan is subject to federal income tax withholding, dividends are reinvested, less the tax withheld under the applicable law.

     Generally, Participants do not realize taxable income upon receipt of certificates for whole shares credited to their account. A Participant who sells or exchanges shares acquired under the Plan, or who directs the Plan Administrator to sell Plan shares, may, however, recognize gain or loss. In addition, a Participant may recognize gain or loss upon the receipt of cash in payment for a fractional share upon withdrawal of shares from the Plan. The gain or loss is the difference between the amount the Participant receives for the Plan shares or fractional share, as the case may be, and the Participant's tax basis.

     Dividends reinvested under the Plan by corporate shareholders may be eligible for the 70% dividends-received deduction.

     The Internal Revenue Service has ruled that purchases of stock with voluntary cash payments under a dividend reinvestment plan that contained provisions substantially similar to those for voluntary cash payments under the Plan did not result in income to Participants making such purchases. Accordingly, Participants who purchase Common Stock under the Plan with voluntary cash payments should not recognize income in connection with such purchases. The tax basis of shares purchased under these circumstances is equal to the purchase price as adjusted for the amount of commission expenses paid on behalf of Participants.
The holding period for such shares will commence on the day after the Investment Date.

     The foregoing summary is based upon an interpretation of current federal income tax laws, and assumes that dividends paid by the Corporation are from its earnings and profits. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE PARTICULAR TAX CONSEQUENCES, INCLUDING STATE TAX CONSEQUENCES, WHICH MAY RESULT FROM PARTICIPATION IN THE PLAN, AND ANY SUBSEQUENT DISPOSAL OF SHARES ACQUIRED PURSUANT TO THE PLAN.

OTHER INFORMATION

24. What happens if the Corporation declares a stock dividend or a stock split?

     Upon declaration of a cash dividend or a stock split, the Common Stock held in a Participant's Plan account is adjusted to give effect to the stock dividend or stock split. The number of shares available for issuance under the Plan is likewise adjusted.

25. How are a Participant's Plan account shares voted at a meeting of shareholders?

     Each Participant receives a proxy that enables them to vote the whole shares and fractional interests registered in the Participant's name and the whole shares and fractional interests credited to the Participant's Plan account. If a Plan Participant does not return a proxy, the shares held by the Plan Administrator for the account of that Participant are not voted.

26. What are the responsibilities and liabilities of the Corporation and of the Plan Administrator?

     The Corporation and the Plan Administrator are not liable for any act taken in good faith or for any good faith omission to act, including without limitation, any claims of liability: (i) arising out of failure to terminate a Participant's account upon the Participant's death; (ii) with respect to the prices at which shares of the Corporation's Common Stock are purchased or sold, the times when, or the manner in which, purchases or sales are made and the decision whether to purchase such shares of Common Stock in the open market or from the Corporation, fluctuations in the market value of the Common Stock; and (iii) relating to the operation or the management of the Plan.

     All transactions in connection with the Plan are governed by the laws of the Commonwealth of Pennsylvania.

27.  May the Plan be modified or discontinued?

     Yes.  The Corporation, at its discretion, may modify,
suspend, or terminate the Plan.   The Corporation will endeavor
to notify Participants of any such suspension, termination, or modification. After mailing a notice of intention to terminate to the Participant at the Participant's address as it appears on the Plan Administrator's records, the Corporation may terminate, for whatever reason and at any time, as it may determine in its sole discretion, a Participant's Plan participation.

28.  May a Participant pledge shares held under the Plan?

     No. Shares credited to a Participant's account under the Plan may not be pledged or assigned, nor may any rights or interests under the Plan be transferred, pledged or assigned. Any purported pledge, assignment or transfer is void. A Participant who wishes to pledge or assign shares held under the Plan must withdraw those shares from the Plan.

                          USE OF PROCEEDS

     The Corporation uses net proceeds from the sale of the Common Stock offered pursuant to the Plan for general corporate purposes, including, without limitation, investments in and advances to the Corporation's subsidiaries. The amounts and timing of the application of proceeds is dependent upon the funding requirements of the Corporation and its subsidiaries and upon the availability of other funds. Based upon the anticipated growth of subsidiaries and the financial needs of the Corporation, management anticipates that the Corporation, from time to time, will engage in additional financing of a character and in amounts that have yet to be determined.


                             EXPERTS

     The consolidated financial statements of Harleysville National Corporation as of and for the years ended, December 31, 1996 and 1995, incorporated by reference herein and elsewhere in the Registration Statement, are incorporated by reference, in reliance upon the report of Grant Thornton, LLP, Independent Certified Public Accountants, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Harleysville National Corporation for the year ended December 31, 1994, incorporated by reference herein and elsewhere in the Registration Statement, are incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accounts, and upon the authority of such firm as experts in accounting and auditing.


                       LEGAL OPINION

     The legality of Common Stock covered hereby was passed upon for the Corporation by Shumaker Williams, P.C., Special Corporate
Counsel.


             INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The general corporate law of the Commonwealth of Pennsylvania, as applicable to the Corporation, together with the Corporation's By-laws, provides the Corporation's officers and directors with a broad range of limitation from liability and indemnification for actions and inactions in connection with the performance of their duties. Aside from matters involving criminal statutes or tax laws, directors are not personally liable for monetary damages for any action or inaction taken unless the director has breached or failed to perform his or her duties of office and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The Corporation's officers and directors are entitled to indemnification if they are named as a party or threatened to be named as a party to any type of proceeding as a result of actions or inactions taken while in the course of their association with the Corporation provided that such action or inaction was in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation. Officers and directors of the Corporation are presumed to be entitled to this indemnification, absent breaches of fiduciary duty, lack of good faith or self-dealing and are entitled to be indemnified unless their conduct is determined by a court to have constituted willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Corporation pursuant to the foregoing provisions, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          Registration Fee             $    0
          Blue Sky Fees                     0
          Legal Fees and Expenses*      5,000
          Printing Fees and Postage*    1,135
          Miscellaneous*                   50
                                       -------
                                       $6,185
                                       =======
         ___________

         * Estimated

Item 15.  Previously filed.

Item 16.  Exhibits

Exhibit 4(a)   Amended Articles of Incorporation of the
               Corporation (Incorporated by reference to Exhibit
               3(a) of Registration Statement No. 33-65021 on
               Form S-4 as filed with the Commission on December
               14, 1995.)

Exhibit 4(b) Amended By-laws of the Corporation.(Incorporated by reference to Exhibit 3(b) of Registration
               Statement No. 33-65021 on Form S-4 as filed with the Commission on December 14, 1995.)

Exhibit 5      Opinion of Shumaker Williams, P.C., Special
               Corporate Counsel to the Corporation (Previously filed).

Exhibit 23.1   Consent of Grant Thornton, LLP.

Exhibit 23.2   Consent of KPMG Peat Marwick LLP.

Exhibit 23.3 Consent of Shumaker Williams, P.C. (Previously filed).

Exhibit 99.1   Harleysville National Corporation Amended and
               Restated Dividend Reinvestment and Stock Purchase
               Plan (Included in Prospectus).

Exhibit 99.2   Amended and Restated Dividend Reinvestment and
               Stock Purchase Plan Authorization Form

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purposes of determining any liability under the Section Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harleysville, Commonwealth of Pennsylvania on July 10, 1997.

                         HARLEYSVILLE NATIONAL CORPORATION


                         By: /s/ Walter E. Daller, Jr.
                             ----------------------------------
                             Walter E. Daller, Jr.
                             President and Chief Executive
                             Officer

                     POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter E. Daller, Jr. and Vernon L. Hunsberger, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                             Capacity                 Date

/s/ Walter E. Daller, Jr.    Chairman of the Board  July 10, 1997
---------------------------  President and Chief
Walter E. Daller, Jr.        Executive Officer and
                             Director (Principal
                             Executive Officer)

/s/ Vernon L. Hunsberger     Treasurer (Chief       July 10, 1997
---------------------------  Financial and
Vernon L. Hunsberger         Accounting Officer)


/s/ Bradford W. Mitchell     Director               July 10, 1997
---------------------------
Bradford W. Mitchell

/s/ William M. Yocum         Director               July 10, 1997
---------------------------
William M. Yocum

/s/ Martin E. Fossler        Director               July 10, 1997
---------------------------
Martin E. Fossler

/s/ Thomas S. McCready       Director               July 10, 1997
---------------------------
Thomas S. McCready

/s/ Walter F. Vilsmeier      Director               July 10, 1997
---------------------------
Walter F. Vilsmeier

/s/ Harold A. Herr           Director               July 10, 1997
---------------------------
Harold A. Herr

/s/ Henry M. Pollak          Director               July 10, 1997
---------------------------
Henry M. Pollak

/s/ John W. Clemens          Director               July 10, 1997
---------------------------
John W. Clemens

/s/ Palmer E. Retzlaff       Director               July 10, 1997
---------------------------
Palmer E. Retzlaff

                         EXHIBIT INDEX

                                                      Sequential Page
Exhibit                                              Number in Manually
                                                      Signed Original


  4(a)     Amended Articles of Incorporation of
           the Corporation(Incorporated by
           reference to Exhibit 3(a) of Registration
           Statement No. 33-65021 on Form S-4 as
           filed with the Commission on
           December 14, 1995.)

  4(b)     Amended By-laws of the Corporation.
           Incorporated by reference to Exhibit 3(b) of Registration Statement No. 33-65021 on Form S-4 as filed with the Commission on December 14, 1995.)

  5        Opinion of Shumaker Williams, P.C.,
           Special Corporate Counsel to the Corporation
           (Previously filed).

  23.1     Consent of Grant Thornton, LLP                       22

  23.2     Consent of KPMG Peat Marwick LLP                     23

  23.3     Consent of Shumaker Williams, P.C.
           (Previously filed).

  99.1     Harleysville National Corporation
           Amended and Restated Dividend
           Reinvestment and Stock Purchase Plan
           (Included in Prospectus).

  99.2     Amended and Restated Dividend                        24
           Reinvestment and Stock Purchase Plan
           Authorization Form